UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2015 (October 6, 2015)

Global Medical REIT Inc.

 (Exact name of registrant as specified in its charter)

Maryland	8091371022	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	202-524-6851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement

On October 6, 2014, Global Medial REIT Inc. (the “Company”, “we”, “us”, “our”) entered into a Purchase Agreement (the “Agreement”) with an unrelated party R&K Healthcare Real Estate, L.L.C., a Texas limited liability company (“Seller”) to acquire a licensed 84-bed, 104,369 square foot acute care hospital facility located at 2600 West Pleasant Run Road, Lancaster, Texas 75146, together with the real property, the improvements and all appurtenances thereto (the "Facility") for a purchase price of $20.5 million (the “Purchase Price”).  The property will be leased back via an absolute triple-net lease agreement that expires in 2035.  The tenant has two successive options to renew the lease for ten year periods on the same terms and conditions as the primary non-revocable lease term with the exception of rent, which will be computed at then-prevailing fair market value as determined by the average of two independent/industry expert appraisals.

The material terms of the agreement provide for: (i) an initial deposit from us in the amount of $50,000 that was paid on November 7, 2015 and shall be applied to the Purchase Price and is non-refundable except in limited circumstances; (ii) a property inspection period that will expire November 20, 2015, (based on an amendment to the Agreement dated November 6, 2015, the “Amended Agreement”), during which time Purchaser shall have the right to terminate the Agreement by written notice to Seller in the event Purchaser, in Purchaser’s sole discretion, is not satisfied with the Assets for any reason, which reason need not be specified in such notice, provided that such notice is delivered (in accordance with the provisions of this Agreement) to Seller on or before 5:00 p.m. CT on the last day of the Due Diligence Period; (iii) if this Agreement is not terminated, then this Agreement shall remain in full force and effect, and the Purchaser shall deposit an additional One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the “Additional Deposit”) with the Title Company, and the Deposit shall become non-refundable, except as otherwise expressly provided herein; (iv) a closing date that shall occur on or before December 17, 2015, per the Amended Agreement. The Agreement also contains additional customary covenants, representations and warranties.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement and the Amended Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit

Description

10.1

Asset Purchase Agreement

10.2

Amendment to Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.
Date: November 18, 2015	By: /s/ David Young
David Young Chief Executive Officer (Principal Executive Officer)

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